REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Trustees and
Shareholders of Vinings Investment Properties Trust:

     We have audited the accompanying statements of excess revenues over specific operating expenses of Windrush Apartments for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of excess revenues over specific operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of excess revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 2, these financial statements exclude certain expenses that would not be comparable with those resulting from the operations of Windrush Apartments after acquisition by the Trust. The accompanying statements of excess revenues over specific operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of Windrush Apartments' revenues and expenses.

     In our opinion, the statements of excess revenues over specific operating expenses present fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of Windrush Apartments for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
February 26, 1998


                               WINDRUSH APARTMENTS
                       STATEMENTS OF EXCESS REVENUES OVER
                           SPECIFIC OPERATING EXPENSES


                                                           For the Period
                                                               From
                                                         January 1, 1997 to    Year Ended     Year Ended      Year Ended
                                                         September 30, 1997   December 31,   December 31,    December 31,
                                                              (Unaudited)        1996           1995            1994
REVENUES:

Rental revenues (Note 1)                                      $ 1,048,969    $ 1,384,738     $ 1,332,856     $ 1,283,633
Other property revenues                                            38,818         45,640          48,372          42,736
                                                          ---------------------------------------------------------------

    Total property revenues                                     1,087,787      1,430,378       1,381,228       1,326,369
                                                          ---------------------------------------------------------------

Specific Operating Expenses (Note2):
Property operating and maintenance                                460,231        659,507         662,097         580,515
Interest expense                                                  366,729        493,591         499,059         504,133
Mortgage insurance                                                 24,048         32,713          33,092          33,443
                                                          ---------------------------------------------------------------

    Total specific operating expenses                             851,008      1,185,811       1,194,248       1,118,091
                                                          ---------------------------------------------------------------

Excess Revenues Over Specific Operating Expenses              $   236,779    $   244,567     $   186,980     $   208,278
                                                          ===============================================================

See accompanying notes to financial statements

                               WINDRUSH APARTMENTS

                     NOTES TO STATEMENTS OF EXCESS REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
                     FOR THE PERIOD FROM JANUARY 1, 1997 TO
                       SEPTEMBER 30, 1997 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED
     --------------------------------------------

     On December 19, 1997, Vinings Investment Properties Trust (the "Trust"), through Vinings Communities, L.P., a Delaware limited partnership and indirect subsidiary, acquired Windrush Apartments, a 202-unit apartment community located in Atlanta, Georgia. Windrush was acquired from Windrush Partners, Ltd. ("Windrush") at a purchase price of $7,555,000, consisting of the issuance of 224,330 limited partnership units ("Units") in the Trust's operating partnership and the assumption of an existing mortgage in the amount of $6,464,897 and notes payable to Hallmark Group Real Estate Services Corp. ("Hallmark"), the general partner of Windrush, and its affiliates. Windrush, through Hallmark is an affiliate of the officers and certain trustees of the Trust. The Units are convertible into shares of the Trust on a one-for-one basis or, at the option of the Trust, redeemable for cash. The occupancy rate of Windrush was approximately 95% as of December 19, 1997.

     USE OF ESTIMATES
     ----------------

     The preparation of the statements of excess revenues over specific operating expenses in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     RENTAL REVENUES
     ---------------

     Rents from leases are accounted for ratably over the term of each lease, which is generally for a period of 12 months or less.

2.   BASIS OF ACCOUNTING

     The accompanying statements of excess revenues over specific operating expenses have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of Windrush Apartments after acquisition by the Trust, such as depreciation and amortization.

3.   RELATED PARTY TRANSACTIONS

     In connection with the acquisition of Windrush Apartments, MFI Realty, Inc., an affiliate of the officers and certain trustees of the Trust, received an advisor's fee from Windrush totaling $75,550. Prior to the acquisition, Windrush Apartments was managed by Vinings Properties, Inc. ("Vinings"), also an affiliate of the officers and certain trustees of the Trust. Included in the specific operating expenses are management fees totaling $63,443 for the period from January 1, 1997 to September 30, 1997 (unaudited) and $83,847, $80,582, and $77,962 for the years ended December 31, 1996, 1995 and 1994 respectively. In addition, Windrush reimbursed Vinings for various expenditures including property payroll expenses, computer and accounting expenses and miscellaneous office expenses.